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C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP
C H A N C E


                                                                    EXHIBIT 4.5

                             Dated [2] December 2004

                      GRACECHURCH CARD FUNDING (NO. 7) PLC

                                    as Issuer

                              THE BANK OF NEW YORK
                                 as Note Trustee

                                BARCLAYS BANK PLC
                              as Swap Counterparty

                                     - AND -

                                BARCLAYS BANK PLC
                            as Expenses Loan Provider

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                                 DEED OF CHARGE

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




                                    CONTENTS

CLAUSE                                                                                              PAGE
1.     Interpretation..................................................................................1
2.     Covenants By The Issuer.........................................................................2
3.     Security And Declaration Of Trust...............................................................3
4.     Redemption......................................................................................4
5.     Payments Out Of Series 04-2 Issuer Accounts.....................................................4
6.     Enforcement Notice..............................................................................5
7.     Conflict........................................................................................7
8.     Continuance Of Security And Other Matters.......................................................7
9.     Expenses........................................................................................7
10.    The Note Trustee's Powers.......................................................................7
11.    Receiver.......................................................................................10
12.    Protection Of Third Parties....................................................................11
13.    Protection Of Note Trustee And Receiver........................................................12
14.    Indemnity......................................................................................12
15.    Further Assurance And Power Of Attorney........................................................13
16.    Other Security Etc.............................................................................14
17.    Limited Recourse; Non-Petition.................................................................14
18.    Notices And Demands............................................................................15
19.    Variation......................................................................................16
20.    Waivers And Consents...........................................................................16
21.    Powers Cumulative..............................................................................16
22.    Partial Invalidity.............................................................................16
23.    Counterparts...................................................................................16
24.    Governing Law..................................................................................16
25.    Contract (Rights Of Third Parties) Act.........................................................17

THE SCHEDULE         .................................................................................18


THIS DEED OF CHARGE is made on [2] December 2004

BETWEEN

(A) GRACECHURCH CARD FUNDING (NO. 7) PLC, a public limited company incorporated in England and Wales with registered number 5183082, having its registered office at 54 Lombard Street, London EC3P 3AH (the "ISSUER");

(B) THE BANK OF NEW YORK, a New York banking corporation acting through its London branch located at 48th Floor, One Canada Square, London E14 5PL (together with any successor trustee under the Trust Deed, the "NOTE TRUSTEE");

(C) BARCLAYS BANK PLC, a company incorporated in England and Wales having its registered office at 54 Lombard Street, London, EC3P 3AH (in its capacity as counterparty under the Swap Agreements, the "SWAP COUNTERPARTY");

(D) BARCLAYS BANK PLC, a company incorporated in England and Wales having its registered office at 54 Lombard Street, London, EC3P 3AH (in its capacity as the lender under the Expenses Loan Agreement, the "EXPENSES LOAN PROVIDER").

THIS DEED WITNESSES as follows:

1.       INTERPRETATION

1.1 Wherever used in this Deed, unless the context otherwise requires, the following expressions shall have the following meanings:

        "CHARGED PROPERTY" shall mean the property charged pursuant to Clause 3;

        "DEFERRED SUBSCRIPTION PRICE AMOUNT" means on any Distribution Date in relation to Series 04-2, an amount paid by the Issuer equal to the Further Interest received by the Issuer in its capacity as Noteholder in relation to the Series 04-2 MTN Certificate on such Distribution Date and not utilised by the Issuer in paying any amounts other than the Deferred Subscription Price Amounts;

        "ENFORCEMENT NOTICE" shall mean a notice served by the Note Trustee pursuant to Clause 6.1;

        "FURTHER INTEREST" means in relation to Series 04-2 the amount to be paid by the MTN Issuer to the Series 04-2 Associated Issuer which is equal to the aggregate of: (1) Excess Finance Charge Amounts received by the MTN Issuer pursuant to the assignment contained in the Agreement Between Beneficiaries; and (2) any other amounts which are treated as Excess Finance Charge Amounts referable to Series 04-2 pursuant to the Declaration of Trust and Trust Cash Management Agreement (including Clauses 5.19(c), 5,19(d), 5.22(e) and 5.22(f), thereof as applicable in relation to Series 04-2);

        "LPA" means the Law of Property Act 1925;

        "PLEDGE AGREEMENT" means an original pledge agreement dated [2] December 2004 between the Issuer and The Bank of New York, London Branch;

        "RECEIVER" shall mean any receiver, manager or administrative receiver appointed by the Note Trustee in relation to this Deed;

        "SECURED AMOUNTS" shall mean the monies and liabilities secured under or pursuant to this Deed, excluding the Deferred Subscription Price Amount, which the Issuer covenants and undertakes in Clause 2 to pay or discharge;

        "SECURITY INTEREST" shall mean any mortgage, charge, pledge, lien or other encumbrance, howsoever created or arising;

        "SERIES 04-2 ISSUER ACCOUNTS" means the accounts of the Issuer held at Barclays Bank Plc, 54 Lombard Street, London EC3P 3AH specified in Clause 1.1 of the Issuer Bank Agreement dated [2] December 2004; and

        "SERIES 04-2 MTN CERTIFICATE" means the medium term note certificate issued by the MTN Issuer with respect to Series 04-2.

1.2 In addition to the definitions stated above, wherever used in this Deed, the words and phrases defined in the Trust Deed dated on or about the date hereof and signed by the Issuer and the Note Trustee, shall, unless otherwise defined herein or the context otherwise requires, bear the same meanings herein (including the recitals hereto).

2.      COVENANTS BY THE ISSUER

        The Issuer hereby covenants with and undertakes:

        (i) to the Note Trustee, for itself and on trust for the Noteholders, that it will duly and punctually pay or discharge to or to the order of the Note Trustee and/or any Receiver all monies and liabilities whatsoever which from time to time become due, owing or payable by it to or to the order of the Note Trustee, such Receiver and/or the Noteholders under or pursuant to the Issuer Related Documents (as defined in Note Condition 4) or any of them at the times and in the manner provided in such documents;

        (ii) to the Swap Counterparty, that it will duly and punctually pay or discharge to or to the order of the Swap Counterparty all monies and liabilities whatsoever which from time to time become due, owing or payable by it to or to the order of the Swap Counterparty under or pursuant to the Swap Agreements at the times and in the manner provided therein; and

        (iii) to the Expenses Loan Provider, that it will duly and punctually pay or discharge to or to the order of the Expenses Loan Provider all monies and liabilities whatsoever which from time to time become due, owing or payable by it to or to the order of the Expenses Loan Provider under or pursuant to the Expenses Loan Agreement at the times and in the manner provided therein.

3.      SECURITY AND DECLARATION OF TRUST

3.1 As continuing first fixed security for the payment or discharge of the Secured Amounts, and subject always to Clause 4 the Issuer with full title guarantee hereby conveys, assigns and transfers by way of security to and in favour of the Note Trustee for itself and on trust for the Noteholders, the Swap Counterparty and for the Expenses Loan Provider:

        (i) all its right, title, benefit and interest in and to the Series 04-2 MTN Certificate to the extent not validly pledged under the Pledge Agreement, and in and to any payments arising therefrom;

        (ii) all its right, title, interest and benefit present and future in and to any agreement or document which the Issuer is, or may at any time be, expressed to have the benefit of or to have any rights under or to have any other interest in unless otherwise charged or secured by way of fixed security under this Clause 3.1, (including, without limitation, all supplements and accretions thereto, all rights to receive payment of any amounts which may become payable thereunder and all payments received by the Issuer thereunder and all items expressed to be held on trust for the Issuer thereunder or comprised therein, all rights to serve notices and/or give consents and directions and/or make demands thereunder and/or take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain other relief in respect thereof);

        (iii) all its right, title, interest and benefit present and future in and to all sums of money which may now or hereafter from time to time to be credited to the Series 04-2 Issuer Accounts or to any bank or other accounts in which the Issuer may at any time have or acquire any right, title, interest or benefit together with all interest accruing from time to time thereon and the debts represented thereby and all its right, title, interest and benefit present and future therein.

3.2 As continuing security for the payment or discharge of the Secured Amounts and subject always to Clause 4 the Issuer with full title guarantee hereby charges in favour of the Note Trustee for itself and on trust for the Swap Counterparty and the Expenses Loan Provider by way of first fixed sub-charge all of its right, title and interest in the security interests created by the MTN Issuer in favour of the MTN Security Trustee pursuant to the Security Trust and MTN Cash Management Deed dated 23 November 1999 and as supplemented by the series 04-2 MTN supplement dated [2] December 2004 in respect of the Series 04-2 MTN Certificate.

3.3 As continuing security for the payment or discharge of the Secured Amounts and subject always to Clause 4 the Issuer with full title guarantee hereby charges in favour of the Note Trustee for itself and on trust for the Swap Counterparty and the Expenses Loan Provider by way of first floating charge the whole of its undertaking and all its property, assets and rights whatsoever, and wheresoever, present and future but excluding any other property or assets from time to time or for the time being effectively charged or sub-charged by way of fixed charge or sub-charge or otherwise effectively pledged under the Pledge Agreement or transferred or assigned by way of fixed security by this Clause 3. Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created pursuant to this Clause 3.3.

3.4 The Issuer hereby agrees to give notice to the bank at which the Series 04-2 Issuer Accounts is held in the form of the notice set out in the Schedule.

3.5 Notwithstanding the charges and securities created by or pursuant to this Deed, the Note Trustee, the Swap Counterparty and the Expenses Loan Provider acknowledge that, until receipt of notice to the contrary from the Note Trustee following service of an Enforcement Notice, payments becoming due to the Issuer by the MTN Issuer pursuant to the Series 04-2 MTN Certificate, together with all other monies payable to the Issuer pursuant to any other documents or arrangements to which it is a party, may (in any case) be made to the Issuer in accordance with the provisions of the Series 04-2 MTN Certificate or (as the case may be) the documents or arrangements concerned, and the Issuer may exercise its rights, powers and discretions and perform its obligations in relation to the Charged Property and under the Issuer Related Documents in accordance with the provisions of the Issuer Related Documents or (as the case may be) such other documents or arrangements.

3.6 The Note Trustee declares itself a trustee of the covenants, undertakings, charges and securities given or created under or pursuant to this Deed for itself, and on trust for the Noteholders, the Swap Counterparty and the Expenses Loan Provider subject to Clause 4.

4.      REDEMPTION

        Upon proof being given to the satisfaction of the Note Trustee as to the irrevocable and unconditional payment or discharge of the Secured Amounts, the Note Trustee will at the request and cost of the Issuer release, discharge or reassign the Charged Property to the Issuer or any other person entitled thereto of whom the Note Trustee has notice.

5.      PAYMENTS OUT OF SERIES 04-2 ISSUER ACCOUNTS

5.1 Notwithstanding the security created by or pursuant to this Deed, but subject always to Clause 6.3, prior to the service of an Enforcement Notice by the Note Trustee, amounts standing to the credit of the Series 04-2 Issuer Distribution Account from time to time may be withdrawn therefrom by the Issuer but only in accordance with the applicable provisions of the Issuer Related Documents.

5.2 From and including the time when the Note Trustee serves an Enforcement Notice on the Issuer, no amount may be withdrawn from the Series 04-2 Issuer Accounts by the Issuer or on its behalf without the prior written consent of the Note Trustee and in any event otherwise than in accordance with Clause 6.

6.      ENFORCEMENT NOTICE

6.1 Subject to the provisions of this Clause if, at any time while any of the Secured Amounts remain outstanding, an Event of Default in relation to the Notes occurs which is unremedied within the period of grace (if any) applying thereto, then the Note Trustee may in its absolute discretion serve on the Issuer an Enforcement Notice thereby crystallising the floating charge created by Clause 3.3 into a fixed charge or fixed charges as regards any assets specified in the Enforcement Notice and by way of further assurance of such fixed charge or fixed charges or securities the Issuer shall promptly execute over such assets a fixed charge or fixed charges or securities in favour of the Note Trustee in such form as the Note Trustee shall require. Notwithstanding the above, the floating charge created under Clause 3.3 above shall not be converted into a fixed charge solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with leave of Court.

6.2 All monies received or recovered by the Note Trustee in respect of the Secured Amounts after an Enforcement Notice has been served by the Note Trustee shall be held by it, and all monies received or recovered
        (whether by way of set-off, retention, compensation or balancing of accounts) by the Noteholders (other than the Note Trustee), the Swap Counterparty or the Expenses Loan Provider in respect of the Secured Amounts (other than monies received pursuant to Clause 6.4) after an Enforcement Notice has been served by the Note Trustee shall forthwith be paid to (and, pending such payment, held on trust for) the Note Trustee to be held by the Note Trustee, in each case on trust to be applied in accordance with the order of priority of payments established pursuant to Clause 6.4.

6.3 From the date upon which an Enforcement Notice is served, all monies standing to the credit of the Series 04-2 Issuer Accounts from time to time shall be applied in accordance with the order of priority of payments established pursuant to Clause 6.4 and no amount may be debited therefrom for any other purpose.

6.4 From the date upon which an Enforcement Notice is served, all monies referred to in Clauses 6.2 and 6.3 above shall be applied, in the amounts required (but only to the extent that such payment does not cause the Series 04-2 Issuer Accounts to become overdrawn) in the following order of priority:

        (a) FIRSTLY, in no order of priority inter se but pro rata to the respective amounts then due, to pay remuneration then due to any receiver appointed pursuant to this Deed of Charge and all amounts due in respect of legal fees and other costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands then owed to or incurred by the Note Trustee under and in respect of the Issuer Related Documents (as defined in Note Condition 4) and/or in enforcing the security created by or pursuant to this Deed of Charge or in perfecting title to the Charged Property, together with interest thereon as provided in any such document;

        (b) SECONDLY, pari passu and pro rata towards payment of all interest and then principal then due and unpaid in respect of the Class A Notes after, subject to the eleventh item below, having paid any Sterling Amounts required to be paid to the Swap Counterparty under the terms of the Swap Agreement relating to the Class A Notes;

        (c) THIRDLY, towards payment of all interest and then principal then due and unpaid in respect of the Class B Notes after, subject to the twelfth item below, having paid any Sterling Amounts required to be paid to the Swap Counterparty under the Swap Agreement relating to the Class B Notes;

        (d) FOURTHLY, towards payment of amounts of interest due and unpaid under the terms of the Expenses Loan Agreement;

        (e) FIFTHLY, towards payment of all interest and then principal then due and unpaid in respect of the Class C Notes after, subject to the thirteenth item below, having paid any Sterling Amounts required to be paid to the Swap Counterparty under the Swap Agreement relating to the Class C Notes;

        (f) SIXTHLY, after the Notes have been paid in full, towards payment of amounts of principal due and unpaid under the terms of the Expenses Loan Agreement;

        (g) SEVENTHLY, towards payment of any sums due from (or required to be provided for by) the Issuer to meet its liabilities to any taxation authority (including in respect of corporation tax to the Inland Revenue);

        (h) EIGHTHLY, towards payment of any sums due to third parties under obligations incurred in the course of the Issuer's business;

        (i) NINTHLY, in or towards payment of the Deferred Subscription Price Amount;

        (j) TENTHLY, towards payment of any dividends due and unpaid to shareholders of the Issuer;

        (k) ELEVENTHLY, pari passi and pro rata towards payment of the amount equal to any termination payment due and payable to the Swap
               Counterparty pursuant to the Class A Swap Agreement where the Class A Swap Agreement has been terminated as a result of a default by the Swap Counterparty;

        (l) TWELFTHLY, towards payment of the amount equal to any termination payment due and payable to the Swap Counterparty pursuant to the Class B Swap Agreement where the Class B Swap Agreement has been terminated as a result of a default by the Swap Counterparty;

        (m) THIRTEENTHLY, towards payment of the amount equal to any termination payment due and payable to the Swap Counterparty pursuant to the Class C Swap Agreement where the Class C Swap Agreement has been terminated as a result of a default by the Swap Counterparty; and

        (n)    FOURTEENTHLY,   in  payment  of  the  balance  (if  any)  to  the
               liquidator of the Issuer.

7.      CONFLICT

        The Note Trustee shall have regard only to what, in its reasonable opinion, it considers to be the interests of the Noteholders, the Swap Counterparty and the Expenses Loan Provider as regards the exercise and performance of all powers, trusts, authorities, duties and discretions of the Note Trustee under this Deed or any other documents or assets, the rights or benefits in or to which are comprised in the Charged Property (except where expressly provided otherwise). If there is any conflict between the interests of the Noteholders, the Swap Counterparty and the Expenses Loan Provider, the Note Trustee shall have regard, first, to the interests of the Swap Counterparty, second to the interests of the Noteholders and, third, to the interests of the Expenses Loan Provider. If there is any conflict between the interests of any Senior Noteholders and any Junior Noteholders, the Note Trustee shall have regard only to the interests of such Senior Noteholders.

8.      CONTINUANCE OF SECURITY AND OTHER MATTERS

8.1 Without prejudice to the generality of Clause 2, and subject only to Clause 4, the charges, securities, covenants, undertakings and provisions contained in this Deed shall remain in force as continuing securities to the Note Trustee for itself, and on trust for the Noteholders, the Swap Counterparty and the Expenses Loan Provider, notwithstanding any intermediate payment or satisfaction of any part of the Secured Amounts or any settlement of account or any other act, event or matter whatsoever but shall secure the ultimate balance of the Secured Amounts.

8.2 In relation to the duties, obligations and responsibilities of the Note Trustee to the Noteholders, the Swap Counterparty and the Expenses Loan Provider as trustee of the Charged Property, the Note Trustee may discharge these by performing and observing its duties, obligations and responsibilities as trustee of such Charged Property in accordance with the provisions of, and subject to the provisions in favour of the Note Trustee contained in the Issuer Related Documents and the Noteholders, the Swap Counterparty and the Expenses Loan Provider shall accordingly be bound by, and deemed to have notice of, all of such provisions as if they were parties thereto.

9.      EXPENSES

        The Issuer hereby further covenants with and undertakes to the Note Trustee to reimburse or pay, in accordance with the provisions of Clauses 5 and 6 of this Deed, to the Note Trustee and/or (as the case may be) the Receiver on demand (on the basis of a full indemnity) the amount of all reasonable costs, liabilities, charges and expenses (together with any VAT charged or chargeable in respect thereof) incurred by the Note Trustee and/or (as the case may be) the Receiver in connection with this Deed.

10.      THE NOTE TRUSTEE'S POWERS

10.1 The provisions of the LPA relating to the power of sale and the other powers conferred by section 101(1) and (2) of the LPA, to the extent that such powers are applicable hereto, are hereby extended (as if such extensions were contained in the LPA) to authorise the Note Trustee and, in any event, the Note Trustee is hereby authorised, at its absolute discretion (from the date hereof but subject to Clause 10.4 below) and upon such terms as the Note Trustee may think fit (but subject in the case of the Charged Property referred to in Clauses 3.1(i) and 3.1(iii) above to any provisions set out in any of the Issuer Related Documents affecting or restricting the exercise of any such powers, whether or not explicitly):

        (i) to sell or otherwise dispose of all title to and interest in the Charged Property or any interest in the same, and to do so for shares, debentures or any other securities whatsoever, or in consideration of an agreement to pay all or part of the purchase price at a later date or dates, or an agreement to make periodical payments, whether or not the agreement is secured by a Security Interest or a guarantee, or for such other consideration whatsoever as the Note Trustee may think fit, and also to grant any option to purchase;

        (ii) with a view to, or in connection with, the management or disposal of the Charged Property to carry out any transaction, scheme or arrangement which the Note Trustee may, in its absolute discretion, consider appropriate;

        (iii)  to take possession of, get in and collect the Charged Property;

        (iv) to carry on and/or manage and/or concur in managing the business of the Issuer as it thinks fit and demand, sue for and collect and get in all monies due to the Issuer as it thinks fit;

        (v) to appoint and engage employees, managers, agents and advisers upon such terms as to remuneration and otherwise and for such periods as it may determine, and to dismiss them;

        (vi) in connection with the exercise, or the proposed exercise, of any of its powers to borrow or raise money from any person without security or on the security of the Charged Property and generally in such manner and on such terms as it may think fit;

        (vii) to bring, defend, submit to arbitration, negotiate, compromise, abandon and settle any claims and proceedings concerning the Charged Property;

        (viii) to transfer all or any of the Charged Property and/or any of the liabilities of the Issuer to any other company or body corporate (with the consent of that company or body corporate), whether or not formed or acquired for the purpose and whether or not an affiliate of the Note Trustee or the Issuer;

        (ix) generally to carry out, or cause or authorise to be carried out, any transaction, scheme or arrangement whatsoever, whether or not similar to any of the foregoing, in relation to the Charged Property which it may consider expedient as effectually as if it were solely and absolutely entitled to the Charged Property;

        (x) in connection with the exercise of any of its powers, to execute or do, or cause or authorise to be executed or done, on behalf of or in the name of the

               Issuer or otherwise, as it may think fit, all documents, acts or things which it may consider appropriate and to exercise in relation to the Charged Property all such powers as it would be capable of exercising if it were the absolute sole, legal and beneficial owner of the same and to use the name of the Issuer for all or any of the foregoing purposes;

        (xi) to pay and discharge, out of the profits and income of the Charged Property and the monies to be made by it in carrying on any such business as aforesaid, the expenses incurred in and about the carrying on and management of any such business as aforesaid or in the exercise of any of the powers conferred by this Clause 10.1 or otherwise in respect of the Charged Property in relation to the Issuer and all outgoings which it shall think fit to pay in accordance with the provisions of Clause 6;

        (xii) to exercise any of the powers and perform any of the duties conferred on the Issuer by or pursuant to any of the Issuer Related Documents or any statute, deed or contract;

        (xiii) to do all such other acts and things as it may consider necessary, incidental or conducive to the exercise of any of the powers hereby conferred; and generally to use the name of the Issuer in the exercise of all or any of the powers hereby conferred;

        (xiv) generally to do anything in relation to the Charged Property as it could do if it were absolutely entitled thereto, subject to the provisions of the Issuer Related Documents; and

        (xv) to sanction or confirm anything suffered by the Issuer and concur with the Issuer in any dealing not hereinbefore specifically mentioned.

10.2 The Note Trustee may out of the profits and income of the Charged Property as aforesaid pay and discharge the expenses incurred in the carrying on and the management of any such business as aforesaid or in the exercise of any of the powers conferred by Clause 10.1 or otherwise in respect of the Charged Property and all outgoings which it shall think fit to pay and may apply the residue of the said profits, income and monies in the manner provided by Clause 6.

10.3 The Note Trustee and any Receiver appointed by the Note Trustee may delegate all or any of the powers hereby or by any statute conferred upon it or him to such person or persons as it or he may in its or his absolute discretion think fit.

10.4 Section 103 of the LPA shall not apply in relation to any of the Security Interests contained in this Deed. The statutory powers of sale and of appointing a receiver which are conferred upon the Note Trustee as varied and extended by this Deed and all other powers shall in favour of any purchaser be deemed to arise and be exercisable immediately after the execution of this Deed but shall only be exercised upon and following the giving of an Enforcement Notice.

10.5 The Note Trustee may raise and borrow money on the security of the Charged Property or any part thereof for the purpose of defraying any monies, costs, charges, losses and expenses paid or incurred by it in relation to this Deed (including the costs of realisation of any or all of the Charged Property and the remuneration of the Note Trustee). The Note Trustee may raise and borrow such money at such rate of interest and generally on such terms and conditions as it shall think fit and may secure the repayment of the money so raised or borrowed with interest on the same by mortgaging or otherwise charging the Charged Property or any part thereof and either in priority to the security constituted by this Deed or otherwise and generally in such manner and form as the Note Trustee shall think fit and for such purposes may execute and do all such assurances and things as it shall think fit.

10.6 The powers conferred by this Deed in relation to the security constituted thereby or any part thereof on the Note Trustee or on any Receiver of the Charged Property or any part thereof shall be in addition to and not in substitution for the powers conferred on mortgagees or receivers under the LPA and the Insolvency Act 1986 and where there is any ambiguity or conflict between the powers contained in either of such Acts and those conferred by this Deed, the terms of this Deed shall prevail.

11.     RECEIVER

11.1 At any time after the service of an Enforcement Notice (and so that no delay or waiver of the right to exercise the powers hereby conferred shall prejudice the future exercise of such powers) the Note Trustee may, subject to Clause 11.2, appoint such person or persons (including an officer or officers of the Note Trustee) as it thinks fit (subject always to any requirement under the Insolvency Act 1986 that the person appointed be a licensed insolvency practitioner) to be Receiver or Receivers of the Charged Property to act jointly or jointly and severally as the Note Trustee shall determine. Notwithstanding the above, the Note Trustee may not appoint an administrative receiver, receiver, manager or receiver and manager pursuant to the preceding sentence above solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with leave of Court.

11.2 The Note Trustee may (subject to Section 45 of the Insolvency Act 1986) remove the Receiver whether or not appointing another in his place and the Note Trustee may also appoint another receiver if the Receiver resigns.

11.3 The exclusion of any part of the Charged Property from the appointment of the Receiver shall not preclude the Note Trustee from subsequently extending his appointment (or that of the Receiver replacing him) to that part.

11.4 Any Receiver appointed shall, so far as the law permits, be the agent of the Issuer and (subject to applicable law) the Issuer shall be solely responsible for the Receiver's acts and defaults and liable on any contracts or engagements made or entered into by the Receiver; and in no circumstances whatsoever shall the Note Trustee, the Noteholders, the Swap Counterparty or the Expenses Loan Provider be in any way responsible for any misconduct, negligence or default of the Receiver. The Receiver shall have no power to take any action in relation to the Charged Property which the Note Trustee is prohibited from taking by virtue of the terms of this Deed.

11.5 The remuneration of the Receiver may be fixed by the Note Trustee (and may be or include a commission calculated by reference to the gross amount of all money received or otherwise), but such remuneration shall be payable by the Issuer alone and the amount of such remuneration shall form part of the Secured Amounts and accordingly be secured on the Charged Property under the charges and securities contained in this Deed.

11.6 The Receiver shall have, mutatis mutandis, the powers, authorities and discretions conferred upon the Note Trustee under this Deed, subject to such restrictions as the Note Trustee may think fit. Without prejudice to the generality of the foregoing, any Receiver appointed to the whole or substantially the whole of the Charged Property shall have the powers referred to in Schedule 1 of the Insolvency Act 1986.

11.7 The Receiver shall in the exercise of his powers, authorities and discretions conform to the regulations and directions from time to time made and given by the Note Trustee.

11.8 The Note Trustee may from time to time and at any time require any such Receiver to give security for the due performance of his duties as such Receiver and may fix the nature and amount of the security to be so given but the Note Trustee shall not be bound in any case to require any such security.

11.9 Save so far as otherwise directed by the Note Trustee and as otherwise required by law all monies from time to time received by such Receiver shall be paid over to the Note Trustee to be applied by it in the manner set out in Clause 6.

11.10 The Note Trustee may pay over to such Receiver any monies constituting part of the Charged Property to the intent that the same may be applied for the purposes of this Deed by such Receiver and the Note Trustee may from time to time determine what funds the Receiver shall be at liberty to keep in hand with a view to the performance of his duties as such Receiver.

11.11 Sections 109(6) and (8) of the LPA (relating to application of monies received by receiver) shall not apply in relation to a Receiver appointed under the foregoing provisions of this Clause 11.

11.12 None of the restrictions imposed by the LPA in relation to appointment of receivers or as to the giving of notice or otherwise shall apply.

12.     PROTECTION OF THIRD PARTIES

12.1 No purchaser from, or other person dealing with, the Note Trustee and/or any Receiver shall be concerned to enquire whether any of the powers which they have exercised or purported to exercise has arisen or become exercisable, or whether the Secured Amounts remain outstanding or whether any event has occurred to authorise the Receiver to act or as to the propriety or validity of the exercise or purported exercise of any such powers and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

12.2 The receipt of the Note Trustee or the Receiver shall be an absolute and a conclusive discharge to a purchaser or other such person as is referred to in Clause 12.1 and shall relieve such purchaser or other person of any obligation to see to the application of any monies paid to or by the direction of the Note Trustee or the Receiver.

12.3 In Clauses 12.1 and 12.2 "PURCHASER" means any person acquiring in good faith, for money or money's worth, any Security Interest over, or any other interest or right whatsoever in relation to, the Charged Property.

13.     PROTECTION OF NOTE TRUSTEE AND RECEIVER

13.1 The Note Trustee shall not nor shall any Receiver appointed as aforesaid or any attorney or agent of the Note Trustee by reason of taking possession of the Charged Property or any part thereof or for any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever be liable to account to the Issuer or any other person whatsoever for any thing except actual receipts or be liable to the Issuer or any other person whatsoever for any loss or damage arising from realisation of the Charged Property or any part thereof or from any act, default or omission in relation to the security constituted by or pursuant to this Deed or any part thereof or from any exercise or non-exercise by it of any power, authority or discretion conferred upon it in relation to the security constituted by or pursuant to this Deed or any part thereof by or pursuant to this Deed or otherwise unless such loss or damage shall be caused by its own negligence, fraud, wilful default or bad faith.

13.2 Without prejudice to the generality of Clause 13.1 entry into possession of the Charged Property or any part thereof shall not render the Note Trustee or the Receiver liable to account as mortgagee in possession or liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable; and if and whenever the Note Trustee enters into possession of the Charged Property, it shall be entitled at any time at its pleasure to go out of such possession.

13.3 The provisions of Clauses 12 and 20 of the Trust Deed shall be incorporated by reference in this Deed.

14.     INDEMNITY

        The Issuer hereby further covenants with and undertakes to the Note Trustee fully to indemnify and keep indemnified the Note Trustee and the Receiver (and their respective officers or employees) from and against all liabilities, losses, damages, costs, expenses, charges, actions, proceedings, claims and demands which the Note Trustee or the Receiver (or their respective officers or employees) may incur in performance of the terms of this Deed except insofar as they are incurred because of negligence or wilful default on the part of the Note Trustee or the Receiver (as the case may be).

15.     FURTHER ASSURANCE AND POWER OF ATTORNEY

15.1 The Issuer hereby further covenants with and undertakes to the Note Trustee that it will from time to time upon demand:

        (a) execute, at its own cost, any document or do any act or thing which the Note Trustee or the Receiver may specify with a view to:

               (i) perfecting or improving any charge or security created or intended to be created by this Deed, including, without limitation, such additional or corroborative security document and in such forms as the Note Trustee or the Receiver may specify; or

               (ii) after service of an  Enforcement  Notice,  facilitating  the exercise, or the proposed exercise, of any of their powers; and

        (b) give or join in giving or procuring the giving of such notices to such persons, and all in such form, as the Note Trustee or the Receiver may require at the cost of the Issuer,

        PROVIDED, HOWEVER that for the avoidance of doubt, the Issuer and the Note Trustee shall not (and shall not be entitled to) execute or cause to be executed any assignments and shall not give any notices to any of the underlying credit card obligors.

15.2 For the purpose of securing the interest of the Note Trustee, the Swap Counterparty, the Expenses Loan Provider and the Noteholders in and to the Charged Property and the performance of its obligations to the Note Trustee, the Noteholders, the Swap Counterparty and the Expenses Loan Provider, whether under or pursuant to this Deed or any Issuer Related Document or in relation to the Charged Property, the Issuer irrevocably for value and by way of security appoints the Note Trustee and every Receiver of the Charged Property or any part thereof to be its attorney (with full power to appoint substitutes or to sub-delegate, including power to authorise the person so appointed to make further appointments) on behalf of the Issuer and in its name or otherwise, to execute any document or do any act or thing which the Note Trustee or such Receiver (or such substitute or delegate) may, in its or his absolute discretion, properly consider appropriate in connection with the exercise of any of the rights or powers of the Note Trustee or the Receiver under or pursuant to this Deed or any Issuer Related Document, provided, however, that the appointment comprised in this Clause 15.2 shall not entitle any person to act as attorney of the Issuer until such time as an Event of Default has occurred, and then only for so long as an Event of Default is subsisting.

15.3 The Issuer hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall lawfully do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in this Clause 15.

16.     OTHER SECURITY ETC.

16.1 This security is in addition to, and shall neither be merged in, nor in any way exclude or prejudice or be affected by, any other Security Interest, right or recourse or other right whatsoever which the Note Trustee may now or at any time hereafter hold or have (or would apart from the provisions of this Deed hold or have) as regards the Issuer or any other person in respect of the Secured Amounts.

16.2 Section 93 of the LPA (relating to restriction on consolidation of mortgages) shall not apply in relation to any of the charges contained in this security.

17.     LIMITED RECOURSE; NON-PETITION

17.1    No recourse  under any  obligation,  covenant or  agreement of the
        Issuer   contained  in  these   presents   shall  be  made  against  any
        shareholder, officer or director of the Issuer as such, by the enforcement of any assignment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that these presents are a corporate obligation of the Issuer and no liability shall attach to, or be incurred by, the shareholders, officers, agents, or directors of the Issuer as such, or any of them, under or by reason of any of the obligations, covenants and agreements of the Issuer contained in these presents, or implied therefrom, and that any and all personal liability for breach by the Issuer of any of such obligations, covenants or agreements, either at law or by statute or certification, of every such shareholder, officer, agent or director is hereby expressly waived by the Issuer as a condition of any consideration for the execution of these presents.

17.2 After realisation of the Security created under this Deed and distribution of the net proceeds thereof in accordance with this Deed neither the Expenses Loan Provider nor the Swap Counterparty may take any further steps against the Issuer or any of its assets and all claims of the Expenses Loan Provider and the Swap Counterparty under the Expenses Loan Agreement and the Swap Agreements respectively against the Issuer in respect of any sum unpaid shall be extinguished.

17.3 Each of the Expenses Loan Provider and the Swap Counterparty hereby agrees with the Note Trustee that, subject to the proviso to this sub-clause:

        (i) it shall not be entitled to take, and shall not take, any steps whatsoever to enforce the Security created by Clause 3, or to direct the Note Trustee to do so; and

        (ii) it shall not be entitled to take, and shall not take, any steps (including the exercise of any right of set-off but not including the presentation of a petition for an administration order in relation to the Issuer) for the purpose of recovering any of the Secured Amounts owing to it or any other debts whatsoever owing to it by the Issuer or procuring the administration, winding-up, examination or liquidation of the Issuer or the making of a court protection order or the presentation of a petition for an administration order in relation to the Issuer in respect of any of its liabilities whatsoever,

        Provided that:

        (i) if the Note Trustee, having become bound to do so, fails to serve an Enforcement Notice and/or to take any steps or proceedings to enforce such Security pursuant to Clauses 6, 8 or 11 within a reasonable time, and such failure is continuing, each of the Expenses Loan Provider and the Swap Counterparty shall be entitled to take any such steps and proceedings as it shall deem necessary (other than the presentation of a petition for the winding-up of, or for an examination order or the making of a court protection order in respect of, the Issuer or the enforcement of any Security granted hereunder) provided that it shall not be entitled to take any steps or proceedings which could contravene Clauses 6 or 17; and

        (ii) this Clause shall not prevent the Expenses Loan Provider or the Swap Counterparty from taking any steps against the Issuer which do not amount to the commencement or the threat of commencement of legal proceedings against the Issuer or procuring the winding-up of the Issuer or the making of an administration order in relation to the Issuer to the extent of any amount which should have been paid to the Expenses Loan Provider pursuant to the applicable provisions of the Expenses Loan Agreement or to the Swap Counterparty pursuant to the applicable provisions of the Swap Agreements, save that nothing herein shall entitle the Expenses Loan Provider or, as the case may be, the Swap Counterparty, to take any action under this proviso for so long as any amount which is not paid to the Expenses Loan Provider or, as the case may be, the Swap Counterparty, is due solely to a breach by the relevant party of its duties in respect of the Issuer Related Documents or otherwise because the Issuer has insufficient sums available to it to make such payment.

18.     NOTICES AND DEMANDS

18.1 Any notice or demand under or in connection with this Deed shall be in writing and shall be delivered by hand or sent by first-class post or by facsimile transmission to the address or facsimile number specified in respect of the relevant party in the execution clause of this Deed, or to such other address or facsimile number as may be notified in writing by any party to the others from time to time.

18.2 In the absence of evidence of earlier receipt, any notice or demand shall be deemed to have been duly given:

        (a) if delivered by hand, when left at the address referred to in Clause 18.1;

        (b) if sent by first class mail from an address within the United Kingdom, two days after posting it; and

        (c)    if  sent  by   facsimile   transmission,   on   confirmation   of
               transmission being received by the sending machine.

19.     VARIATION

        No variation of this Deed shall be effective unless it is in writing and executed as a deed by (or by some person duly authorised by) each of the parties hereto.

20.     WAIVERS AND CONSENTS

20.1 No failure on the part of the Note Trustee to exercise, and no delay on its part in exercising, any right or remedy under or pursuant to this Deed will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

20.2 Any waiver and any consent by the Note Trustee under this Deed must be in writing and may be given subject to any conditions thought fit by the Note Trustee. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

21.     POWERS CUMULATIVE

        The powers which this Deed confers on the Note Trustee and the Receiver are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the Note Trustee or the Receiver thinks appropriate; the Note Trustee or the Receiver may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever; the respective powers of the Note Trustee and the Receiver shall in no circumstances whatsoever be suspended, waived or otherwise prejudiced by anything other than an express waiver or variation in writing.

22.      PARTIAL INVALIDITY

        If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction, shall in any way be affected or impaired thereby.

23.     COUNTERPARTS

        This Deed may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same deed.

24.     GOVERNING LAW

        This Deed shall be governed by and construed in accordance with the laws of England.

25.     CONTRACT (RIGHTS OF THIRD PARTIES) ACT

        A person who is not a party to this Deed has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS WHEREOF this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

                                  THE SCHEDULE

To:      Barclays Bank PLC
         54 Lombard Street
         London EC2V 3EX

NOTICE IS HEREBY GIVEN BY Gracechurch Card Funding (No. 7) PLC (the "ISSUER") that by a Deed of Charge made on [2] December 2004 between the Issuer, The Bank of New York (the "NOTE TRUSTEE") and Barclays Bank PLC (the "SWAP COUNTERPARTY" and the "EXPENSES LOAN PROVIDER"), the Issuer charged in favour of the Note Trustee on trust for Noteholders, the Swap Counterparty and the Expenses Loan Provider all its right, title, interest and benefit present and future in the Series 04-2 Issuer Accounts established pursuant to the Issuer Bank Agreement made between the Issuer and yourselves on [2] December 2004.

Please acknowledge receipt of this notice by signing below and returning one copy to each of the Issuer and the Note Trustee.

Yours faithfully

.................................................      Date .....................

duly authorised for and on behalf of
GRACECHURCH CARD FUNDING (NO. 7) PLC

We acknowledge receipt of this notice.

..............................................         Date......................

duly authorised for and on behalf of
BARCLAYS BANK PLC

                                 EXECUTION PAGE

The Issuer

EXECUTED                                         )
AS A DEED FOR AND ON BEHALF                      )
OF GRACECHURCH CARD FUNDING (NO. 7) PLC          )
By:                                              )
In the presence of:

address:          54 Lombard Street
                  London EC3P 3AH

fax no:           020 7699 3271/0870 242 2733
contact:          Company Secretary

The Note Trustee

EXECUTED AS A DEED for and on behalf of          )
THE BANK OF NEW YORK                             )
was hereunto affixed                             )
                                                 )
in the presence of:                              )

address:          48th Floor
                  One Canada Square
                  London E14 5AL

fax no:           020 7964 6061/6399
contact:          Corporate Trust, Global Structured Finance

The Swap Counterparty and the
Expenses Loan Provider

EXECUTED AND DELIVERED                           )
AS A DEED by                                     )
BARCLAYS BANK PLC                                )
by its authorised signatory in                   )
the presence of:                                 )

address:          Barclays Bank PLC
                  54 Lombard Street
                  London EC3P 3AH

EXECUTED AND DELIVERED                           )
AS A DEED by                                     )
BARCLAYS BANK PLC                                )
by its authorised signatory in                   )
the presence of:                                 )

address:          Barclays Bank PLC
                  54 Lombard Street
                  London EC3P 3AH

fax no:           020 7773 5539
contact:          Group Treasury